Exhibit 31.4

CERTIFICATION

I, Charles A. Rowland, Jr., certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Endo Pharmaceuticals Holdings Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Charles A. Rowland, Jr.
Charles A. Rowland, Jr.
Executive Vice President, Chief Financial Officer and Treasurer

Date: April 29, 2008